RedChip Agreement

This JOINT MARKETING AGREEMENT (the "Agreement") is made and entered into this day of October 24th, 2016 by and between RedChip Companies Inc., located at 1017 Maitland Center Commons Blvd., Maitland, Florida 32751 (hereinafter referred to as "RC"), and Sack Lunch Productions Inc. (hereinafter referred to as "SAKL") for the benefit of Green Endeavors, Inc. (hereinafter referred to as "Green") located at 59 W. 100 S., 2nd Floor, Salt Lake City, UT 84101.

WITNESSETH:

In consideration of the mutual promises and covenants contained herein and inconsideration of the RedChip Agreement entered into between RC and Green, the parties hereto agree as follows:

1. RC'S COMPENSATION

Upon the execution of this Agreement, SAKL hereby covenants and agrees to pay RC as follows:

1.1 350,000 Shares of Green Endeavors Inc.'s common stock delivered by October 30th, 2016 for the first six months of service for Green. The shares will become fully vested six months from contract date, at which time; SAKL agrees to fully comply with procedures required by the transfer agent of Green to remove the legend from the securities.

1.2 $100,000 Value Shares of Common stock of Green Endeavors Inc. issued by April 30th, 2016 for the second six months of service if not previously terminated by Green and RC..

1.3 Compensation is for the services provided to Green, a subsidiary of SAKL to be provided under the separate contract between RedChip and Green.

1.4 SAKL has no other obligation or duty with regard to the compensation provided for by the separate contract between RedChip and Green.

2. MISCELLANEOUS

2.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

2.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

2.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both parties.

2.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of alike or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

2.5 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

2.6 Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party.

2.8 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

3. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Sack Lunch Productions, Inc.

By: ______________ Date: 10/24/16

Title: President and CEO Print Name Richard Surber

CONFIRMED AND AGREED

REDCHIP COMPANIES, INC. / REDCHIP COMPANIES, INC.

By: ______________

Duly Authorized

Dave Gentry
Print Name

Witness

Jon Cunningham
Print Name

RedChip Agreement

This JOINT MARKETING AGREEMENT (the "Agreement") is made and entered into this day of October 24th, 2016 by and between RedChip Companies Inc., located at 1017 Maitland Center Commons Blvd., Maitland, Florida 32751 (hereinafter referred to as "RC"), and Green Endeavors, Inc. (hereinafter referred to as the "Company") located at 59 W. 100 S., 2nd Floor, Salt Lake City, UT 84101.

WITNESSETH:

In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. INDEPENDENT CONTRACTOR

The Company hereby hires and employs RC as an independent contractor; and RC does hereby accept its position as an independent contractor to the Company, upon the terms and conditions hereinafter set forth.

2. TERM

The initial term of the RC Investor Relations, Research and Media Program (the "IR Program Term") shall be for twelve (12) months with an option by the Company to terminate after six months by notice to RC from the date starting October 25th, 2016.

3. DUTIES AND OBLIGATIONS OF RC

During the RedChip IR (the Investor Relations Program), RC shall have the following duties and obligations under this Agreement.

3.1 Create Video Presentation for the RedChip "The Money Report" TV Show: 7-10 minutes in length: Includes CEO presentation with high quality graphics.

3.1.1 Upon Completion Launch on Facebook, YouTube, Company Landing Page and Google AdWords. Minimum of 15,000 views per quarter.

3.1.2 TV Interview delivered for production to Family TV, DirectTV & Dish. Aired in up to 100M USA homes a minimum of four (4) times every six months.

3.2 Create three (3) minute Micro-Ad video.

3.2.1 RC to write initial script to include business overview, stock basics, research target price and value proposition spoken by CEO.

3.2.2 Upon Completion, Microad will be launched on RC social media platform including Youtube and Google Ad Words. Minimum of 15,000 Views per quarter.

3.3 Create Company Landing Page to include overview, all Video collateral, Value Proposition, News Releases, Filings etc.

3.4 Upon Completion deploy Google Ad Word platform to drive investor traffic.

3.5 Company Virtual Presentation to include 15 minute Video Interview with CEO. One per quarter.

3.5.1 Establish Time and Date for Online Play of Presentation with CEO available to answer questions on-line.

3.5.2 Archive Presentation on Company Landing Page, Facebook Page, Youtube Channel, and market via GoogleAdwords.

3.6 Market Company Story/ Presentation to RC Investors via Email and Outbound Calls.

3.6.1 Retail Telemarketing: Daily calls to stockbrokers, family offices, and registered investment advisors.

3.7 Company Fact Sheet completed and distributed through RedChip network.

3.8 Develop and implement capital markets messaging reflected in news releases, shareholder letters, power point presentations, social media, and traditional media.

3.8.1 Dissemination of the Companies press releases digitally to the RedChip Network. Earnings call set-up and script writing.

3.9 RedChip will be available to field any calls from investors inquiring about the Company.

3.10 Feature Company in Weekly Newsletter and one (1) blog written per quarter.

3.11 RedChip will report to the Company its progress with weekly scheduled management calls and in written reports of all its activities on behalf of the Company.

4. RC'S COMPENSATION

Upon the execution of this Agreement, the Company hereby covenants and agrees to pay RC as follows:

4.1) $5,000 per month for twelve (12) months. Payment due on the 15th of each month starting October 15th, 2016 unless terminated by the Company after six months.

4.2) Referral Fee using the Lehman Scale for all Capital Raised through Introductions of Red Chip

5. RC'S EXPENSES AND COSTS

The Company shall pay all costs of food, beverage and rental of facility for broker/investor meetings provided all the above activities and budget were pre-approved by the Company.

6. COMPANY'S DUTIES AND OBLIGATIONS

The Company shall have the following duties and obligations under this Agreement:

6.1 Cooperate fully and timely with RC so as to enable RC to perform its obligations under this Agreement.

6.2 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by RC and inform RC of any inaccuracies of which it is aware contained therein prior to the dissemination of such materials.

6.3 Give full disclosure of all material facts or information concerning the Company to RC and update such information on a timely basis.

7. NONDISCLOSURE

Except as may be required by law, or in the course of normal business, neither the Company nor RC shall disclose the contents and provisions of this Agreement to any individual or entity without the other party's prior consent.

Both the Company and RC shall instruct its officers, directors, employees, agents and affiliates of this obligation. If the Company shall provide any information to RC for background or other purposes which it shall identify as confidential or non-public information, RC shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one (1) year thereafter, and RC shall inform its employees, agents, officers, directors and agents of this obligation.

8. MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

8.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

8.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both parties.

8.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of alike or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

8.5 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

8.6 Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party.

8.7 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

9. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Green Endeavors, Inc.

By: [signature] Date: 6/24/16

Title: CEO

Print Name: Richard Surber

CONFIRMED AND AGREED

REDCHIP COMPANIES, INC. / REDCHIP COMPANIES, INC.

By: ______________	______________
Duly Authorized	Witness
Dave Gentry	Jon Cunningham
Print Name	Print Name

1017 Maitland Center Commons Blvd., Maitland, FL 32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com